UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

Beverly National Corporation

(Exact name of registrant as specified in charter)

Massachusetts	33-22224-B	04-2832201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cabot Street, Beverly, Massachusetts	01915
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 922-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Beverly National Corporation

Section 8. Other Events

Item 8.01. Other Events.

The Corporation’s Annual Meeting of Shareholders was held at the Danvers office of Beverly National Bank, Danvers, Massachusetts, on the 29th day of May, 2008 at 9:00 a.m. At the Meeting, the following matters were submitted to a vote with the results as follows:

1. The proposal to fix the number of directors at twelve (12) who shall constitute the full Board of Directors was approved by the requisite majority vote of shareholders. The votes for fixing the number of directors were as follows:

“FOR APPROVAL”	“AGAINST APPROVAL”	“ABSTAIN”
2,159,469	63,610	5,428

Number of Shares	Number of Shares	Number of Shares

2. All of the four (4) nominees for director received in excess of the requisite plurality of the votes cast at the meeting and were elected and qualified. The votes cast “FOR” and “WITH-HOLD” on the proposal to elect each of the following four (4) Directors of the Company, who, together with the Directors whose terms of office do not expire at the Annual Meeting, will constitute the full Board of Directors and will serve for a term of three (3) years were as follows:

	“FOR APPROVAL”	“WITH-HOLD”
Donat A. Fournier	2,082,330	146,177

	Number of Shares	Number of Shares
Mark B. Glovsky	2,096,936	131,571

	Number of Shares	Number of Shares
Kevin M. Burke	1,606,382	622,125

	Number of Shares	Number of Shares
Linda E. Saris	2,054,936	173,570

	Number of Shares	Number of Shares

3. The appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for the Company for the year ending December 31, 2008 was ratified because the votes for such appointment exceeded the votes against such appointment. The votes cast “FOR”, “AGAINST” and “ABSTAIN” on the proposal to ratify the appointment of Shatswell, MacLeod & Company, P.C. to act as independent auditors for the fiscal year ended December 31, 2008, are as follows:

“FOR APPROVAL”	“AGAINST APPROVAL”	“ABSTAIN”
2,221,336	208	6,963

Number of Shares	Number of Shares	Number of Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 30, 2008	BEVERLY NATIONAL CORPORATION

	By:	/s/ Donat A. Fournier
Donat A. Fournier, President and Chief Executive Officer

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